Spectral Capital and MultiCortex Execute Definitive Term Sheet

Positioning to Build a Global Leader in Native AI, Heterogeneous, and Quantum-Ready Computing

Seattle, WA – October 8, 2025 – Spectral Capital Corporation (OTCQB: FCCN) (“Spectral”) announced today that it has executed a binding term sheet to acquire MultiCortex, LLC, a world leader in the design and deployment of heterogeneous computing systems optimized for artificial intelligence (AI).

This transaction positions the combined company to lead a new era of computing — one defined by native AI operating systems, AI-native heterogeneous architectures, and quantum-ready integration. While most current PCs exhibit a small degree of heterogeneity through CPUs, HPU, XPU and GPUs, few systems integrate native AI Accelerators directly into their architecture. As AI becomes central to nearly all computing tasks, the demand for systems that support persistent, private, and local AI capabilities has never been greater.

“Today’s consumer and business users are devoting an ever-increasing percentage of their computer time to AI tasks,” said Jenifer Osterwalder, CEO of Spectral Capital. “They want their AI to be available across applications, to update automatically, and to run locally for maximum privacy. The Spectral–MultiCortex combination uniquely addresses this need with systems purpose-built for AI-native performance, privacy, and adaptability. Together, we expect to become a global leader in next-generation AI hardware and operating systems.”

MultiCortex has established itself as an innovative company in heterogeneous computing, offering a complete and optimized operating system for Artificial Intelligence processing including Computer Vision, Large Language Models (LLMs), Vision-Language Models (VLMs), Automatic Speech Recognition (ASR), and other high-performance segments. The company’s platform enables seamless deployment of AI workloads across diverse processors and accelerators, delivering unprecedented efficiency and scalability.

Beyond its proven expertise in AI-native system design, MultiCortex is also advancing the intersection of AI operating systems and quantum computing. Led by Chief Technology Officer, Alessandro “Cabelo” Faria, an Intel Global Innovator, the company is building an architecture designed to seamlessly leverage hybrid quantum cloud computing as it becomes commercially viable. This integration will provide MultiCortex users an early and sustained advantage in adopting quantum-accelerated AI applications — enabling them to tackle complex workloads with unmatched speed and precision.

“Combining MultiCortex’s proven hardware design and systems expertise with Spectral’s deep intellectual property portfolio and financial resources creates a powerhouse for innovation,” said Thiago Moura da Silva, of MultiCortex. “Our shared vision is to build computers that think locally — machines where AI is not an add-on, but a native capability woven into the fabric of the operating system itself. And as quantum computing comes online, our users will be among the first to benefit from true hybrid AI-quantum workflows.”

Following completion of a PCAOB-certified audit and Spectral’s uplisting to the Nasdaq Capital Market, Spectral will invest up to $15 million in the MultiCortex business unit to accelerate product development and commercialization. Spectral also anticipates leveraging its extensive patent library and filing infrastructure to become the world’s largest filer of new native AI operating system patents by the end of 2025.

The companies expect to complete due diligence and finalize definitive agreements shortly, with closing subject to customary approvals and conditions.

About Spectral Capital Corporation

Spectral Capital (OTCQB: FCCN) is an innovation-driven company focused on building, acquiring, and scaling products at the frontier of artificial intelligence. Spectral’s strategy combines original invention, an active pending‑patent pipeline, and disciplined productization to create durable value across enterprise and SMB markets. For more information visit Spectral Capital.

About MultiCortex, LLC

MultiCortex is a leader in heterogeneous computing and AI-native operating systems, integrating CPUs, GPUs, and AI Accelerators to achieve unmatched performance and efficiency. With deep expertise at the frontier of AI and quantum computing, and a CTO recognized as an Intel Global Innovator, MultiCortex is pioneering systems that seamlessly leverage hybrid quantum cloud computing to give users a decisive technological edge.

Media Contact:
Spectral Capital Corporation
Contact@spectralcapital.com
www.spectralcapital.com

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